EXHIBIT 5.1
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FELDHAKE, AUGUST & ROQUEMORE LLP
       Attorneys  at  Law

                                                                   IRVINE OFFICE
                                                       Newport Gateway, Tower II
                                                19900 MacArthur Blvd., Suite 850
                                                        Irvine, California 92612
                                                        Telephone (949) 553-5000
                                                        Facsimile (949) 553-5098

                                                                SAN DIEGO OFFICE
                                                          Koll Center, Suite 750
                                                               501 West Broadway
                                                     San Diego, California 92101
                                                        Telephone (619) 696-6788
                                                        Facsimile (619) 696-8685

                                                        Respond To Irvine Office

                                 April 20, 2001

Mr. Jerry Collazo
President and acting Chief Executive Officer,
Worldwide Wireless Networks, Inc.
770 The City Drive, Suite 3400
Orange, CA 92868

     Re:    Legality  of  Shares  Being  Registered

Dear  Mr.  Collazo:

          We refer to the Registration Statement on Form SB-2/A (the "Registration Statement") of Worldwide Wireless Networks, Inc., a Nevada corporation (the "Company"), relating to the offer and sale of up to 19,804,364 shares of $0.01 par value common stock (the "Common Stock") to be offered for resale by the several selling stockholders named in the Registration Statement (the "Selling Stockholders"). For the purpose of rendering the opinions set forth herein, we have examined the Registration Statement and such other of the Company's documents and records as we have deemed necessary to enable us to express our opinions set forth below. In our examination of these items, we have assumed: (i) the genuineness of all signatures appearing on such documents or instruments; (ii) the legal capacity of all natural persons who have signed documents submitted to us; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity with the original of all documents submitted to us as certified, telecopied, photostatic or reproduced copies; and
(v) the authenticity and veracity of the originals of all such documents as supplied to us.

     Based upon the foregoing, we are of the opinion that the common stock being offered by the Selling Stockholders as described in the Registration Statement will be, when issued as described therein, or, upon the exercise of warrants or convertible debentures in accordance with their terms, validly issued, fully paid and nonassessable.

                                    Very  truly  yours,
                                    FELDHAKE,  AUGUST  &  ROQUEMORE,  LLP

                                        /s/
                                    Kenneth  S.  August,  Esq.

cc:   Mr.  Jerry  Collazo
      Robert  J.  Feldhake,  Esq.


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